UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 15, 2008
Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-50180	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Suite 1410 - 800 West Pender Street
Vancouver, British Columbia Canada	V6C 2V6
(Address of principal executive offices)	(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 15, 2008, Uranerz Energy Corporation (“Uranerz”) completed an acquisition of an undivided 81% interest in the NAMMCO mineral properties, covering over 75,000 acres (30,351 hectares) in the Pumpkin Buttes uranium mining district of the central Powder River Basin of Wyoming, U.S.A. (the “NAMMCO Properties”) pursuant to a purchase and sale agreement with mining venture previously announced on September 19, 2007 between Uranerz, and NAMMCO, Steven C. Kirkwood, Robert W. Kirkwood and Stephen L. Payne (collectively, the “NAMMCO Sellers”). With this acquisition, Uranerz has effectively tripled its property position in the Powder River Basin and now controls a total of approximately 108,982 acres (44,122 hectares, or approximately 170 square miles) of mineral properties in the area. Pursuant to the Purchase and Sale Agreement, the total purchase price paid by Uranerz to acquire its 81% interest in the NAMMCO Properties was cash in the amount of U.S. $5,000,000 and 5,750,000 shares of Uranerz common stock issued to the NAMMCO Sellers (the “Uranerz Consideration Shares”).

In connection with its acquisition of its 81% interest in the NAMMCO Properties, Uranerz has entered into a joint venture agreement dated as of January 15, 2008 (the “Venture Agreement”) with United Nuclear, LLC (“United Nuclear”), a limited liability company wholly owned by the NAMMCO Sellers and their designee under the Purchase and Sale Agreement (as amended). Under the Venture Agreement, the parties agree that United Nuclear will hold (and contribute to) its nineteen percent (19%) working interest in the joint venture, and Uranerz will operate and be the manager of the joint venture under the name “Arkose Mining Venture”. Effective as of January 14, 2008, the Purchase and Sale Agreement was amended to reflect the formation of United Nuclear to serve as a vehicle pursuant to which the NAMMCO Sellers would enter into the Venture Agreement.

The Uranerz Consideration Shares issued to the NAMMCO Sellers were not registered under the U.S. Securities Act of 1933, as amended ("Securities Act"), or the laws of any state, and are subject to resale restrictions and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The Uranerz Consideration Shares were placed pursuant to exemptions from registration requirements of the Securities Act provided by Section 506 of Regulation D of the Securities Act and/or Section 4(2) of the Securities Act. Pursuant to the Purchase and Sale Agreement, Uranerz granted the NAMMCO Sellers registration rights relating to the Uranerz Consideration Shares; and, in connection therewith, Uranerz is obligated to prepare and file or cause to be prepared and filed with the United States Securities and Exchange Commission, no later than one hundred and twenty (120) days after the issuance of the Uranerz Consideration Shares, a registration statement under the Securities Act on appropriate form registering the resale, from time to time, of such shares by the NAMMCO Sellers.

In connection with the issuance of the Uranerz Consideration Shares to the NAMMCO Sellers, the NAMMCO Sellers entered into a voting agreement with Uranerz dated as of January 15, 2008 pursuant to which each of such sellers granted Uranerz’ management or Uranerz’ appointed agent the right to vote fifty percent (50%) of their outstanding and currently held Uranerz Consideration Shares, whether held directly or indirectly by such sellers, for a period of three (3) years following the date of the issuance of the Uranerz Consideration Shares.

Item 7.01. Regulation FD Disclosure.

On January 16, 2008, Uranerz issued the attached press release relating to the acquisition.

Item 9.01. Exhibits.

(99.1)	Press Release dated January 16, 2008
(99.2)	Venture Agreement dated as of January 15, 2008 between United Nuclear, LLC and Uranerz Energy Corporation
(99.3)	Amendment to Purchase and Sale Agreement with Mining Venture made effective as of January 14, 2008 between Uranerz Energy Corporation, NAMMCO, Steven C. Kirkwood, Robert W. Kirkwood, Stephen L. Payne and United Nuclear, LLC
(99.4)	Voting Agreement dated as of January 15, 2008 between Uranerz Energy Corporation, NAMMCO, Steven C. Kirkwood, Robert W. Kirkwood and Stephen L. Payne

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION

DATE: January 22, 2008	By:	/s/ “Sonya Reiss”
Sonya Reiss
Vice President, Corporate Affairs and Secretary